Exhibit 99.1

On February 7, 2007, Roger Caracappa ("RC") sold 28,334 shares of
Class A Common Stock at an average sale price of $46.3740. The information regarding the shares sold that day at each price appears in the two columns below:

      900    $46.24
      800    $46.25
      100    $46.27
    3,650    $46.29
      100    $46.30
      300    $46.31
      800    $46.32
      600    $46.33
    7,526    $46.34
      800    $46.35
      300    $46.36
      550    $46.38
      300    $46.41
    2,400    $46.42
    2,834    $46.43
    1,400    $46.44
    2,300    $46.45
      500    $46.46
      100    $46.49
    1,000    $46.50
      200    $46.51
      300    $46.54
      174    $46.55
      400    $46.56